UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2007

SoftNet Technology Corp. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	000-07693 (Commission File Number)	74-3035831 (IRS Employer Identification No.)

Woodbridge Corporate Plaza 485 Route 1 South, Building C, Suite 200 Iselin, New Jersey (Address of principal executive offices)	08830 (Zip Code)

(908) 212-1780 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Section 5 - Corporate Governance and Management
Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          On November 15, 2004, SoftNet Technology Corp. (the “Company”) amended the Company's Articles of Incorporation to increase the Company’s authorized shares of Class A Common Stock from 250,000,000 to 500,000,000.  The Certificate of Amendment to Articles of Incorporation was effective when filed with the office of the Secretary of State in Nevada on November 15, 2004 and a copy is attached as Exhibit 3.1 to this report.

          On August 16, 2007, the Company filed a Certificate of Correction regarding the defective description of the Company’s authorized stock found in the Certificate of Amendment to Articles of Incorporation filed November 15, 2004.  The Certificate of Correction corrected the Company’s description of its authorized stock as follows:

“The Corporation is authorized to issue two classes of common stock, which shall be designated respectively ‘Class A Common Stock’ and ‘Class B Common Stock.’  The total number of shares which the Corporation shall have the authority to issue is 505,000,000 shares. The number of shares of Class A Common Stock authorized is 500,000,000 shares with a par value of $.001.  The number of shares of Class B Common Stock authorized is 5,000,000 shares with a par value of $.001.  Each share of Class B Common Stock shall be convertible, at the option of the holder, into 50 shares of Class A Common Stock and entitled to 200 votes per share of Class B Common Stock.”

The Certificate of Correction was effective when filed with the office of the Secretary of State in Nevada on August 16, 2007 and a copy is attached as Exhibit 3.2 to this report.

Section 9 - Financial Statements and Exhibits
Item 9.01   Financial Statements and Exhibits

(c)        The following exhibits are being furnished herewith:

Exhibit No.     Exhibit Description

            3.1       Amendment to Articles of Incorporation, dated November 15, 2004.

            3.2       Certificate of Correction to Articles of Incorporation, dated August 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 24, 2007                                                         SOFTNET TECHNOLOGY CORP.,
                                                                                                a Nevada corporation

                                                                                                 /s/ James Booth
                                                                                                By:  James Booth
                                                                                                Its:  Chief Executive Officer